SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 11, 1999


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)



                                    DELAWARE
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                 (State or other jurisdiction of incorporation)



       000-22609                                          84-1339282
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(Commission File Number)                       (IRS Employer Identification No.)



700 QWEST TOWER, 555 SEVENTEENTH STREET          DENVER, COLORADO       80202
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code: 303-992-1400
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                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

On June 11, 1999, the Company entered into a business venture with its certifying accountant KPMG LLP that effectively impaired KPMG's independence. As a result, KPMG LLP notified the company that they would be unable to continue as the Company's certifying accountant. The Company, on the recommendation of its Audit Committee, selected Arthur Andersen LLP to serve as its certifying accountant with respect to subsequent periods.

KPMG LLP's reports on the Company's financial statements for the years ended December 31, 1998 and 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. During the years ended December 31, 1998 and 1997 or for the subsequent interim period through the date of this Form 8-K, the Company has not had any disagreement with KPMG LLP on any matter of accounting principles, financial statement disclosure, or auditing scope or procedures which disagreement if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its report.

 Item 7.  Financial Statements and Exhibits

     c.  Exhibits

Exhibit No.        Description
16                 Letter regarding Change in Certifying Independent Accountant

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 QWEST COMMUNICATIONS INTERNATIONAL INC.


DATE:  June 11, 1999          By: /s/ Robert S. Woodruff
                                 ---------------------------------------
                                  Robert S. Woodruff,
                                  Executive Vice President-Finance and Chief
                                  Financial Officer